EXHIBIT 10.33

IMPORTANT INFORMATION ON THE SEPARATION PROGRAM

APPLICABLE TO LEGACY SCHERING

“REBADGED EMPLOYEES”

This Brochure applies to “Legacy Schering Employees” as defined in the Merck & Co., Inc. US Separation Benefits Plan (the “Separation Benefits Plan”) who are “Rebadged Employees” (as defined in the Separation Benefits Plan)

This Brochure does not apply to Legacy Schering Employees who are “Separated Employees” or “Separated Retirement Eligible Employees” as defined in the brochures applicable to those groups. If you are a Legacy Schering Employee who is a “Separated Employee” or a “Separated Retirement Eligible Employee,” see the brochure that applies to you.

Effective Date: As of January 1, 2012

LSP Rebadged Employees

Effective as of January 1, 2012

Revised as of December 12, 2011

TABLE OF CONTENTS

Brochure Overview		3

Separation Program Overview		4

Medical (including Prescription Drug) and Dental		5
•	COBRA—If Your Are Not Retiree Healthcare Eligible or Your Are Retiree Healthcare Bridge Eligible and You Do Not Sign the Separation Letter	5
•	Retiree Medical—If You Are Retiree Healthcare Eligible or under the Separation Program—If You Are Retiree Healthcare Bridge Eligible and You Sign the Separation Letter	5
•	Merck Retiree Medical Benefits—In General	6
•	Coordination With Medicare	7

Life Insurance		8
•	Basic Life, AD&D, Optional Group Life and Dependent Life Insurance	8
•	Retiree Life Insurance	8

Health and Life Insurance Benefits Overview Chart		9

Stock Options, Restricted Stock Units and Performance Stock Units		10
•	“Involuntarily Terminated” For Purposes of Stock Options, RSUs and PSUs—If You Are Not Pension Retirement Eligible	10
	• Stock Options (involuntary termination terms)	10
	• DSUs/RSUs (involuntary termination terms)	10
	• PSUs (involuntary termination terms)	11
•	“Retired” For Purposes of Stock Options, RSUs and PSUs—If You Are Pension Retirement Eligible	11
	• Stock Options (retirement terms)	12
	• DSUs/RSUs (retirement terms)	13
	• PSUs (retirement terms)	13

Annual Incentive Program/Executive Incentive Program (“AIP/EIP”)		13
•	If You Are Not Pension Retirement Eligible And Your Separation Date Occurs Between January 1 and June 30	14
•	Separation Program—If You Are Not Pension Retirement Eligible and Your Separation Date Occurs On or After July 1 And On Or Before December 31 Or You Are Pension Retirement Eligible And, In Either Case You Sign the Separation Letter	15
•	If You Are Pension Retirement Eligible And You Do Not Sign the Separation Letter	15

LSP Rebadged Employees

Effective as of January 1, 2012

Revised as of December 12, 2011

Other Benefits and Programs	16
• Business Travel Accident	16
• Dependent Care Flexible Spending Account	16
• Group Auto & Homeowners Insurance	16
• Group Legal Plan	16
• Health and Insurance Benefits	16
• Health Care Flexible Spending Account	17
• Long Term Care	17
• Long Term Disability	17
• Merck Deferral Program	18
• Pension	18
• Schering-Plough Corporation Retirement Plan	18
• BEP and SERP	19
• Retirement Account Plan for the Organon BioSciences U.S. Affiliates (“RAP”)	19
• Sales Incentive Plan	20
• Savings Plan	20
• 401(k) Savings Plan and Savings Advantage Plan	20
• Retirement Savings Plan for the Organon BioSciences US Affiliates (the “RSP 401(k) Savings Plan”)	21
• Shining Performance Program	22
• Short Term Disability	22
• Vacation Pay/Floating Holidays	23
• Vision	23

Other Important Information	24

Glossary of Definitions	25

Note: Capitalized Terms used in this Brochure are generally defined in the Glossary of Definitions.

LSP Rebadged Employees

Effective as of January 1, 2012

Revised as of December 12, 2011

Brochure Overview

This Brochure summarizes the benefits for which a “Legacy Schering Employee” who is a “Rebadged Employee” (as such terms are defined in the Separation Benefits Plan) may be eligible under Merck’s Separation Program and other employee benefit plans and programs of Merck & Co., Inc. and its subsidiaries. Unless otherwise noted, it is not an official plan document. The terms and conditions of Merck’s employee benefit plans and programs applicable on an employee’s termination of employment from the Employer are as described in the official plan documents, including applicable summary plan descriptions (“SPDs”) and applicable summaries of material modification, in each case previously provided to you or provided to you with this Brochure, as such plans and programs (and the applicable SPDs) may be amended from time to time. A copy of the applicable SPDs and applicable summaries of material modification can be obtained on line at http://one.merck.com/sites/sa/en-us/Pages/USMerckSummaryPlanDescriptions.aspx or by calling the Merck Benefits Service Center at Fidelity at 800-666-3725. Unless otherwise noted below, to the extent the information in this Brochure differs from the official plan documents, the official plan documents will control.

Rebadged Employees are only those employees who are designated by the Employer or the Parent as “Rebadged Employees.” Benefits described in this Brochure only apply to Legacy Schering Employees who are Rebadged Employees and do not apply to any other employees of Merck or its subsidiaries or affiliates, including the Employer.

If you have been designated as a Rebadged Employee, the Employer or Parent will provide you with the Separation Letter. In order to receive the benefits under the Separation Program for which a release of claims is required, you must sign and return the Separation Letter by the date stated in the letter (the “Separation Letter Return Date”).

You are considered to have signed the Separation Letter if you sign and return the Separation Letter by the Separation Letter Return Date and, if a revocation period is applicable to you, do not revoke the Separation Letter within the revocation period. You are considered to have not signed the Separation Letter if you either (i) do not sign and return the Separation Letter by the Separation Letter Return Date, or (ii) sign and return the Separation Letter by the Separation Letter Return Date and, if a revocation period is applicable to you, revoke the Separation Letter within the revocation period.

LSP Rebadged Employees

Effective as of January 1, 2012

Revised as of December 12, 2011

Separation Program Overview

All benefits under the Separation Program applicable to Rebadged Employees are contingent upon the Rebadged Employee signing the Separation Letter unless otherwise indicated below. They consist of:

•	Separation Pay (under the terms of the Separation Benefits Plan applicable to a Rebadged Employee)

•	Eligibility for a special payment in lieu of an AIP/EIP bonus for the performance year in which his or her Separation Date occurs

•	If he or she is Pension Retirement Eligible; or

•	If he or she is not Pension Retirement Eligible and his or her Separation Date occurs on or after July 1 and on or before December 31 of that performance year

•	Eligibility for retiree medical at subsidized rates for those who are Retiree Healthcare Bridge Eligible on their Separation Date

•	For purposes of unexercised stock options and restricted stock units and performance stock units

•	Treatment as a retiree for those who are Pension Retirement Eligible on their Separation Date (signing the Separation Letter not required)

•	Treatment under the involuntary termination terms (signing the Separation Letter not required)

Separation Pay benefits are described in the Separation Plan SPD distributed with this Brochure.

This Brochure describes:

•	the benefits offered under the Separation Program that are not described in the Separation Plan SPD;

•	the benefits for those Rebadged Employees who do not sign, or, if a revocation period is applicable to them, who sign and later revoke, the Separation Letter; and

•	the terms and conditions of certain Merck benefit plans and programs as they apply to Rebadged Employees without regard to whether they sign the Separation Letter.

LSP Rebadged Employees

Effective as of January 1, 2012

Revised as of December 12, 2011

Medical (including Prescription Drug) and Dental

COBRA—If You Are Not Retiree Healthcare Eligible or You Are Retiree Healthcare Bridge Eligible And You Do Not Sign the Separation Letter

If you are not Retiree Healthcare Eligible or you are Retiree Healthcare Bridge Eligible and you don’t sign the Separation Letter, your medical and dental coverage options in effect on your Separation Date will continue under Merck’s medical and dental plans (as they may be amended from time to time) until the end of the month in which your Separation Date occur. At the end of that period, you will be eligible to elect to continue your coverage in accordance with COBRA for up to 18 months starting from the first day of the month coincident with or following your Separation Date just like any other employee whose employment ends. If you have no medical and/or dental coverage under Merck’s plans on your Separation Date, you will not be eligible to elect such coverage under COBRA.

Retiree Medical—If You Are Retiree Healthcare Eligible or Under the Separation Program—If You Are Retiree Healthcare Bridge Eligible And You Sign the Separation Letter

If you are Retiree Healthcare Eligible or you are Retiree Healthcare Bridge Eligible and you sign the Separation Letter your retiree medical benefits will begin on the first day of the month coincident with or following your Separation Date (the “Retiree Healthcare Commencement Date”).

Retiree medical eligibility provided under the Separation Program for those who are Retiree Healthcare Bridge Eligible is subject to the same forfeiture provision described in the Separation Plan SPD. The forfeiture provision will apply for the period during which Separation Pay would have been paid had it been paid in installments in accordance with the Employer’s normal payroll practice. If the forfeiture provision applies during that period and you are Retiree Healthcare Bridge Eligible and not also Retiree Healthcare Access Eligible, you will be permanently ineligible for retiree medical benefits. If the forfeiture provision applies during that period and you are both Retiree Healthcare Bridge Eligible and Retiree Healthcare Access Eligible, you will be permanently ineligible for retiree medical benefits at subsidized rates but you will be eligible for retiree medical at access rates.

Official Plan Document. To the extent this section describes eligibility for retiree healthcare for those who are Retiree Healthcare Bridge Eligible, it constitutes a summary of material modification to the medical and dental sections of the Merck SPD for Legacy Schering Retirees and should be kept with that document.

LSP Rebadged Employees

Effective as of January 1, 2012

Revised as of December 12, 2011

Merck Retiree Medical Benefits—in General

This section only applies to you if you are Retiree Healthcare Eligible or you are Retiree Healthcare Bridge Eligible and you sign the Separation Letter.

You will be automatically enrolled in retiree medical coverage as of your Retiree Healthcare Commencement Date. If you do not have medical coverage on the day before your Retiree Healthcare Commencement Date, you will be enrolled in the no coverage retiree medical option. If you have medical coverage on the day before your Retiree Healthcare Commencement Date, you will be enrolled in the Aetna PPO Choice medical option. Coverage under your retiree medical coverage will also automatically continue for your eligible dependents who were enrolled under the plan on the day before your Retiree Healthcare Commencement Date provided they are eligible for coverage.

You are permitted to add eligible dependents or drop covered dependents and/or change available medical coverage options retroactive to your Retiree Healthcare Commencement Date only if you notify the Merck Benefits Service Center of such change(s) within 30 days after your Retiree Healthcare Commencement Date. Thereafter, any permitted changes will only be made prospectively during annual enrollment (for coverage effective the following January 1) or mid-year if you experience a life event and you notify the Merck Benefits Service Center within 30 days of the event.

You can “opt-out” of retiree coverage at any time, but note that your ability to re-enroll for coverage is generally limited to annual open enrollment (with the following January 1 as the re-enrollment effective date); mid-year enrollment is available only if you have a life event that permits a change in coverage and you contact the Merck Benefits Service Center to re-enroll in Merck retiree coverage within 30 days of the date of the life event.

You are eligible for retiree medical at subsidized rates if you are

•	Retiree Healthcare Bridge Eligible and you sign the Separation Letter; or

•	Retiree Healthcare Subsidy Eligible.

You are eligible for retiree medical at access only rates if you are

•	Retiree Healthcare Access Eligible and Retiree Healthcare Bridge Eligible and you do not sign the Separation Letter; or

•	Retiree Healthcare Access Eligible.

You must pay the applicable contributions for retiree medical coverage beginning on your Retiree Healthcare Commencement Date. In general, if you are receiving a pension annuity, your contributions for retiree medical will automatically be deducted from your monthly pension check unless you elect otherwise. If you do not want your contributions for retiree medical deducted from your pension annuity, you have the option to receive an monthly invoice

LSP Rebadged Employees

Effective as of January 1, 2012

Revised as of December 12, 2011

from the Merck Benefits Service Center and to pay that invoice directly to the Merck Benefits Service Center or to sign up for automatic payment from your bank account by contacting the Merck Benefits Service Center at 800-666-3725.

If you are not receiving a monthly pension annuity or you have requested a monthly invoice as described above, you will receive an invoice from the Merck Benefits Service Center that indicates the contribution due for your retiree coverage. If you fail to pay the contribution required for retiree medical coverage in the time and manner specified on the invoice, you will be deemed to have opted out of coverage and your ability to re-enroll is limited as described above. You may want to consider enrolling in the automatic payment option available through the Merck Benefits Service Center. Contact the Merck Benefits Service Center at 800-666-3725 for additional information.

You cannot be covered as an active employee for medical through COBRA and as a retiree (even under the no coverage option) for Merck medical coverage during the same period; provided, however, that you may be covered through COBRA at full COBRA rates for dental coverage even if during that period that you are also covered as a retiree for Merck medical coverage.

Coordination with Medicare

An individual is generally eligible for Medicare if he or she is at least age 65 or has been entitled to Social Security disability benefits for at least 24 months. If you or your dependents are eligible for Medicare on your Separation Date or become eligible for Medicare during the period for which you are covered under COBRA or if eligible as a retiree, the Merck medical plan under which you are covered will coordinate with Medicare. That means that Medicare will be primary and the Merck medical plan will be secondary. You or your dependents, as applicable, must enroll in Medicare immediately when first eligible for Medicare. When coordinating with Medicare, the Merck medical plans assume that you and your dependents are covered by Medicare as of the first date you or your dependents, as applicable, are eligible to be covered under Medicare—whether or not the individual is actually covered. If you and your dependents do not enroll in Medicare when first eligible you will experience a gap in coverage and you may be obligated to pay a late enrollment penalty to Medicare for Medicare when you first enroll. For information on eligibility for and enrollment in Medicare visit your local Social Security Administration office or contact the Social Security Administration online at www.ssa.gov or by phone at 800-772-1213.

LSP Rebadged Employees

Effective as of January 1, 2012

Revised as of December 12, 2011

Life Insurance

Basic Life, AD&D, Optional Group Life and Dependent Life Insurance

Whether or not you sign the Separation Letter, your accidental death and dismemberment coverage will end as of your Separation Date and your basic life insurance, optional group term life insurance and dependent life insurance will continue for 31 days after your Separation Date. During this 31-day period you may elect to convert your basic life insurance and/or convert or port your optional group term life and/or dependent life coverage to an individual policy with Prudential, subject to certain limitations. Contact the Merck Benefits Service Center (800-666-3725) or Prudential (877-370-4778) for more information.

Retiree Life Insurance

If you are a Legacy Schering Employee (and not a Legacy OBS Employee) who was employed by a Legacy Schering Entity on January 1, 1995 and was at least age 55 on that date, you may be eligible for retiree life insurance at no cost to you if you have at least 10 years of Benefit Service on your Separation Date. If you are a Legacy OBS Employee who was employed by a Legacy Schering Entity on December 31, 2008 and were at least age 55 on that date, you may be eligible for retiree life insurance at no cost to you if you have at least 10 years of Benefit Service on your Separation Date. If you are eligible for retiree life insurance, that coverage will begin on the first of the month coincident with or following your Separation Date. You do not need to enroll. If eligible, you will be covered automatically. For more information, refer to the Merck SPD for Legacy Schering Retirees or call the Merck Benefits Service Center at 800-666-3725.

You cannot be covered as an active employee for Merck life insurance and as a retiree for Merck life insurance coverage during the same period.

LSP Rebadged Employees

Effective as of January 1, 2012

Revised as of December 12, 2011

Health and Life Insurance Benefits Overview Chart

The chart below is provided for your convenience to compare the medical and dental benefits offered to Rebadged Employees under the Separation Program to the normal plan provisions. It assumes you are eligible for medical and dental continuation under COBRA, that you sign the Separation Letter and that you timely pay the required contributions to continue coverage.

	Regular Plan Provisions	Separation Program
Medical (including Prescription Drug) and Dental	Benefits continue to the end of the month in which your Separation Date occurs; eligible for COBRA afterward for up to 18 months at full COBRA rate

Benefits continue to the end of the month in which your Separation Date occurs.

Thereafter

Medical:

If not Retiree Healthcare Eligible or Retiree Healthcare Bridge Eligible— eligible for COBRA for up to 18 months at full COBRA rate.

If Retiree Healthcare Eligible or Retiree Healthcare Bridge Eligible—begin participation in retiree medical w/applicable retiree contributions.

•      If Retiree Healthcare Subsidy Eligible or Retiree Healthcare Bridge Eligible, pay subsidized retiree rates.

•      If Retiree Healthcare Access Eligible, pay access retiree rates.

Dental: Eligible for COBRA for up to 18 months at full COBRA rate.

Basic Life Insurance, Optional Employee Group Term Life and Dependent Life

Coverage continues for 31 days after Separation Date.

You may be eligible to convert basic life insurance or convert or port optional life and/or dependent life insurance to an individual policy with Prudential during the 31-day period.

AD&D	No coverage

LSP Rebadged Employees

Effective as of January 1, 2012

Revised as of December 12, 2011

Stock Options, Restricted Stock Units and Performance Stock Units

Only employees may receive incentives under Merck’s incentive stock plans, including stock options, restricted stock units (“RSUs”) or performance stock units (“PSUs”); therefore, you will not be eligible to receive any grants after your Separation Date.

“Involuntarily Terminated” for Purposes of Stock Options, RSUs and PSUs—If You Are Not Pension Retirement Eligible

Under Merck’s incentive stock plans, stock options, Deferred Stock Units (“DSUs”), RSUs and PSUs held by a U.S. employee whose employment ends are treated under the provisions of the grants applicable to retirement only if the employee is considered a retiree under the Retirement Plan. If you are not Pension Retirement Eligible, you are not considered a retiree under the Retirement Plan. Therefore, the involuntary termination provisions (not the retirement provisions) applicable to stock options, DSUs, RSUs and PSUs will apply to any outstanding incentives that you hold on your Separation Date. Provisions may differ based on the grants. IT IS YOUR RESPONSIBILITY TO FAMILIARIZE YOURSELF WITH THE TERMS OF INDIVIDUAL GRANTS.

Stock Options (involuntary termination terms)

Generally, for outstanding annual and quarterly stock option grants made prior to 2010 or in 2010 and thereafter the involuntary termination terms are:

Options that are unvested on your Separation Date will expire on your Separation Date. Options that are exercisable on your Separation Date will expire on the day before the first anniversary of your Separation Date (or their original expiration date, if earlier).

Key R&D stock option grants, and other stock option grants may have different terms. See the term sheets applicable to such stock option grants.

If on your Separation Date your then outstanding stock options are treated under the involuntary termination terms as described above and you are rehired, stock options that are unexercised and outstanding on your rehire date will continue to be treated as described above.

DSUs/RSUs (involuntary termination terms)

Under the involuntary termination terms for DSUs granted before 1/1/2010, a pro rata portion of your DSU grant generally will vest and become distributable to you (together with any applicable accrued dividend equivalents) at the same time as

LSP Rebadged Employees

Effective as of January 1, 2012

Revised as of December 12, 2011

if your employment had continued; the remainder of the grant will expire on your Separation Date.

Different terms may apply to DSUs that were not granted as part of the annual DSU grants. See the term sheets applicable to DSUs granted to you, if any.

For each annual and quarterly RSU grant made on or after January 1, 2010, under the involuntary termination terms if your Separation Date occurs

•

On or after the first anniversary of the RSU grant date, a pro rata portion of your RSU grant generally will vest and become distributable to you (together with any applicable accrued dividend equivalents) at the same time as if your employment had continued; the remainder of the grant will expire on your Separation Date; or

•	before the first anniversary of the RSU grant date, the entire grant (together with any applicable accrued dividend equivalents) will expire on your Separation Date.

See the term sheets applicable to RSUs granted to you, if any.

PSUs (involuntary termination terms)

PSUs granted January 1, 2009 vested or lapsed effective December 31, 2011. Payment, if any, will be made to you in accordance with the terms of the grant. See the term sheets applicable to PSUs granted to you, if any.

For each PSU granted on or after January 1, 2010, under the involuntary termination terms if your Separation Date occurs

•

on or after the first anniversary of the PSU grant date, a pro rata portion of your PSU grant generally will vest and become distributable to you at the same time as if your employment had continued and based on actual performance; the remainder of the grant will expire on your Separation Date; or

•	before the first anniversary of the PSU grant date, the entire grant will expire on your Separation Date.

See the term sheets applicable to PSUs granted to you, if any.

If you have any question about your stock options, restricted stock units or performance stock units, you can call The Support Center at 866-MERCK-HD (866-637-2543).

“Retired” for Purposes of Stock Options, RSUs and PSUs—If You Are Pension Retirement Eligible

Under Merck’s incentive stock plans, stock options, RSUs and PSUs held by a U.S. employee whose employment ends are treated under the provisions of the grants applicable to retirement only if the employee is considered a retiree under

LSP Rebadged Employees

Effective as of January 1, 2012

Revised as of December 12, 2011

the Retirement Plan. If you are Pension Retirement Eligible you are considered a retiree under the Retirement Plan. Therefore, the retirement provisions (not the involuntary termination provisions) applicable to stock options, Deferred Stock Units (“DSUs”), RSUs and PSUs will apply to any outstanding incentive you hold on your Separation Date. The retirement provisions may differ based on the grants. IT IS YOUR RESPONSIBILITY TO FAMILIARIZE YOURSELF WITH THE TERMS OF INDIVIDUAL GRANTS.

Stock Options (retirement terms)

Generally, for outstanding annual and quarterly stock option grants made prior to 2010, the retirement provisions are:

•

Options unvested as of your Separation Date that were granted at least one year prior to your Separation Date will continue to vest and become exercisable as if your employment had continued and remain exercisable until the earlier of (i) five years after your Separation Date and (ii) the original expiration date.

•	Options vested as of your Separation Date will remain exercisable until the earlier of (i) five years after your Separation Date and (ii) the original expiration date.

Generally, for outstanding annual and quarterly stock option grants made in 2010 and thereafter, the retirement provisions are:

•	Unvested Options:

•	If your Separation Date occurs before the 6-month anniversary of the option grant date, the options expire on your Separation Date; or

•

If your Separation Date occurs on or after the 6-month anniversary of the option grant date, unvested options will become exercisable on their original vesting date and remain exercisable until they expire on the day before the fifth anniversary of the grant date (or their original expiration date, if earlier).

•

Vested Options: Options that are vested on your Separation Date will be exercisable until they expire on the day before the fifth anniversary of the grant date (or their original expiration date, if earlier).

Key R&D stock option grants, and other stock option grants may have different terms. See the term sheets applicable to such stock option grants.

If you are treated as retired, and later rehired, stock options that are unexercised and outstanding on your rehire date will continue under the retirement terms.

LSP Rebadged Employees

Effective as of January 1, 2012

Revised as of December 12, 2011

DSUs/RSUs (retirement terms)

Under the retirement provisions for DSUs granted in 2009, DSUs will become distributable (together with any applicable accrued dividend equivalents) as if your employment with the Employer had continued.

Under the retirement provisions for RSUs granted in 2010 and thereafter, any annual grants of restricted stock units that were granted at least 6 months prior to your Separation Date, if any, generally will vest and become distributable (together with any applicable accrued dividend equivalents for grants made in 2010 and thereafter) as if your employment with the Employer had continued. RSUs granted within 6 months of your Separation Date will be forfeited (together with any applicable accrued dividend equivalents for grants made in 2010 and thereafter). See the term sheets applicable to RSUs granted to you, if any.

PSUs (retirement terms)

Under the retirement provisions for PSUs granted in 2009, PSUs will become distributable (together with any applicable accrued dividend equivalents) as if your employment with the Employer had continued.

Under the retirement provisions for PSUs granted in 2010 and thereafter, a pro rata portion of any annual grant of performance share units that were granted to you at least 6 months prior to your Separation Date will be payable if at all when the distribution with respect to the applicable performance year is made to active employees; the remainder of the grant will expire on your Separation Date. Performance share units, if any, granted to you within 6 months of your Separation Date will lapse on your Separation Date. See the term sheets applicable to PSUs granted to you, if any.

If you have any question about your stock options, RSUs or PSUs, call the Support Center at 866-MERCK-HD (866-637-2543).

Annual Incentive Program/Executive Incentive Program (“AIP/EIP”)—

As described in more detail below, payment of bonuses, or a special payment in lieu of a bonus, depends on when your Separation Date occurs during a performance year and for a special payment in lieu of a bonus, whether or not you sign the Separation Letter.

•

For the performance year prior to Separation Date: Provided you are in a class of employees eligible for an AIP/EIP and your employment ends between January 1 and the time AIP/EIP bonuses are paid for that year to other employees, you will be eligible for an actual AIP/EIP bonus with respect to the performance year immediately preceding your Separation Date on the same terms and conditions as those that apply to other employees. That bonus, if any, will be paid at the time AIP/EIP bonuses

LSP Rebadged Employees

Effective as of January 1, 2012

Revised as of December 12, 2011

are paid for that year to other employees (not later than March 15) or will be deferred in accordance with your applicable deferral election for that performance year. Eligibility for consideration for your prior performance year AIP/EIP bonus is not contingent upon your signing the Separation Letter.

•	For the performance year in which Separation Date occurs:

•

If you are not Pension Retirement Eligible: If you are not Pension Retirement Eligible and your Separation Date occurs between January 1 and June 30, inclusive, no AIP/EIP or special payment in lieu of a bonus with respect to the performance year in which your Separation Date occurs is payable to you. If your Separation Date is on or after July 1 and on or before December 31 and you sign the Separation Letter, a special payment in lieu of a bonus is payable to you under this program with respect to the performance year in which your Separation Date occurs. See below.

•

If you are Pension Retirement Eligible: If you are Pension Retirement Eligible and you do not sign the Separation Letter, a pro-rated actual AIP/EIP bonus with respect to the performance year in which your Separation Date occurs may be paid to you at the time AIP/EIP bonuses are paid for that performance year to other employees. If you are Pension Retirement Eligible and you sign the Separation Letter, a special payment in lieu of an actual AIP/EIP bonus for the performance year in which your Separation Date occurs is payable under this program. See below.

•

For executives who are listed in the Summary Compensation Table for the most recent proxy materials issued by Merck in connection with the annual meeting of shareholders, the amount of payment in lieu of EIP award, if any, will be guided by the principles contained in this section, but Merck retains complete discretion to pay more, or less, than those amounts.

•

The Employer reserves the right to treat the payment of AIP/EIP bonuses and/or the special payments in lieu of AIP/EIP bonuses as supplemental wages subject to flat-rate withholding (that is, not taking into account any exemptions).

•	No 401(k) deductions are made from any special payment in lieu of an AIP/EIP.

If You Are Not Pension Retirement Eligible And Your Separation Date Occurs Between January 1 and June 30

If you are not Pension Retirement Eligible and your Separation Date occurs on or after January 1 and on or before June 30, you will not be eligible for consideration for an actual AIP/EIP bonus or the special payment in lieu of bonus payment described below for the performance year in which your Separation Date occurs whether or not you sign the Separation Letter.

LSP Rebadged Employees

Effective as of January 1, 2012

Revised as of December 12, 2011

Separation Program—If You Are Not Pension Retirement Eligible and Your Separation Date Occurs On or After July 1 And On Or Before December 31 or You Are Pension Retirement Eligible And, In Either Case You Sign the Separation Letter

If you are not Pension Retirement Eligible and your Separation Date occurs on or after July 1 and on or before December 31 or if you are Pension Retirement Eligible, a special payment in lieu of an AIP/EIP with respect to the performance year in which your Separation Date occurs may be paid only if you sign (and, if a revocation period is applicable to you, do not revoke) the Separation Letter. The special payment, if any, will be calculated based on the target bonus applicable to you under the AIP/EIP on your Separation Date (subject to the following sentence) with respect to the current performance year and the number of full and partial months you worked in the current performance year and is subject to downward adjustment by Merck in its sole discretion based on a variety of factors, including but not limited to your documented poor in the current performance year. If your Separation Date occurs on or after the effective date of your assigned band, pathway and level under the new Compensation and Career Framework communication but before January 1, 2013, your target bonus will be the greater of the target applicable to your assigned position in the Compensation and Career Framework job structure on your Separation Date or your band/tier level immediately preceding the conversion to the new structure. If you receive a special payment in lieu of an AIP/EIP bonus, it will be paid to you (less applicable withholding) as soon as administratively feasible following your Separation Date (but not later than March 15 of the year following your Separation Date) and Merck’s receipt of your signed Separation Letter. However, if you elected to defer all or a part of your AIP/EIP bonus, that election will apply to payments made in lieu of AIP/EIP bonus.

If You Are Pension Retirement Eligible and You Do Not Sign the Separation Letter

If you are Pension Retirement Eligible and you do not sign the Separation Letter, you will be eligible for consideration for an AIP/EIP bonus with respect to the performance year in which your Separation Date occurs on the same terms and conditions as other employees of the Employer who retired during the performance year. Provided you are in a class of employees eligible for an AIP/EIP, your AIP/EIP bonus, if any, will be paid to you at the same time AIP/EIP bonuses are paid to other employees or will be deferred in accordance with your applicable deferral election for that AIP/EIP performance year, as applicable.

LSP Rebadged Employees

Effective as of January 1, 2012

Revised as of December 12, 2011

* * *

OTHER BENEFITS AND PROGRAMS

The following describes the terms and conditions of certain Merck benefit plans and programs as they apply to employees whose employment with the Employer terminates for any reason. For additional information, see the applicable SPDs and applicable summaries of material modification.

Business Travel Accident

Your coverage under the Business Travel Accident Insurance Plan ends on your Separation Date.

Dependent Care Flexible Spending Account

Your participation in the Dependent Care Flexible Spending Account ends on your Separation Date. Eligible expenses incurred throughout the calendar year in which your Separation Date occurs (even after employment with the Employer ends) can be reimbursed but only up to the amount actually contributed to the account. Claims for those expenses must be submitted to Horizon Blue Cross Blue Shield by April 15th of the year following the year in which your Separation Date occurs. Amounts remaining in the account after all eligible expenses have been paid will be forfeited.

Group Auto & Homeowners Insurance

If you participate in the MetLife Group Auto & Homeowners Insurance on your Separation Date, your payroll deduction (and the applicable discount) will end on that date and you will be moved to direct bill with MetLife. If you have any questions, please contact MetLife at 800-438-6388.

Group Legal Plan

If you participate in the Group Legal Plan on your Separation Date, your coverage will end on that date. You may continue coverage on an individual basis for 30 months after your Separation Date. If you elect to continue coverage, you must pre-pay for the coverage for 30 months. Contact Hyatt Legal for details at 800-821-6400.

Health and Insurance Benefits

Merck’s health and insurance benefits consist of the following Merck plans and programs: medical (including prescription drug), dental, vision, health care and dependent care flexible spending accounts, life insurance (including basic and optional term life, dependent term life and accidental death and dismemberment),

LSP Rebadged Employees

Effective as of January 1, 2012

Revised as of December 12, 2011

long term care and long term disability. Your participation in these plans ends as described elsewhere in this communication. However, a full month of contribution/premium for your coverage under these plans in effect on your Separation Date may be deducted from your paycheck for the month in which your Separation Date occurs.

Health Care Flexible Spending Account

Your participation in the Health Care Flexible Spending Account (“HCFSA”) ends on your Separation Date, unless you elect to continue to participate in accordance with COBRA for the remainder of the calendar year in which your Separation Date occurs. If you elect to continue participation in HCFSA under COBRA, you must make your required contributions on an after-tax basis. Eligible expenses incurred while you participate in HCFSA during the calendar year in which your Separation Date occurs can be reimbursed up to your entire elected amount. Claims incurred after your participation in HCFSA ends cannot be reimbursed, no matter how much money is left in the account. Claims for expenses incurred during the calendar year in which your Separation Date occurs and while you are a participant in HCFSA must be submitted to Horizon Blue Cross Blue Shield by April 15 of the year following the year in which your Separation Date occurs. Amounts remaining in the account after all eligible expenses have been paid will be forfeited.

Long Term Care

If you elected coverage under Merck’s Long Term Care Plan for you (or your spouse or same-sex domestic partner), that coverage will end on your Separation Date. However, you may continue coverage without interruption by contacting CNA (the insurer) and paying your first quarterly premium to CNA within 31 days after the last day of the month in which your Separation Date occurs. For more information (and to request the necessary forms) contact CNA directly at 800-528-4582.

Long Term Disability

Your participation in the Long Term Disability Plan (“LTD Plan”) will end on the last day of the month in which your Separation Date occurs. In other words, you must have satisfied the 26-week LTD Plan eligibility period by the end of the month that includes your Separation Date to be eligible for LTD Plan benefits. If you are disabled and receiving income replacement benefits under the LTD Plan on your Separation Date, those benefits will continue in accordance with the terms of the LTD Plan. However, Separation Pay paid by the Employer under the Separation Benefits Plan will be offset from benefits payable under the LTD Plan (meaning the LTD Plan benefits will be reduced by Separation Pay).

LSP Rebadged Employees

Effective as of January 1, 2012

Revised as of December 12, 2011

Merck Deferral Program

Generally, the Merck Deferral Program first became available to certain eligible Legacy Schering Employees beginning January 1, 2010. If you have an account balance in the Merck & Co., Inc. Deferral Program, your termination of employment will commence distribution of your account in accordance with your previously elected schedule, subject to applicable plan terms. For example, account balances less than $125,000 are distributed without giving effect to the participant’s election, while distributions to certain of Merck’s most highly paid employees on account of termination of employment cannot be made for six months from the termination date.

If you elected to defer all or part of your EIP/AIP distribution and receive a payment in lieu thereof as a result of your separation, your deferral election to the Merck Deferral Program will apply to your payment in lieu of EIP/AIP.

Pension

Schering-Plough Corporation Retirement Plan

The Schering-Plough Corporation Retirement Plan is a traditional defined benefit pension plan designed to provide an annuity payment each month during retirement.

You are entitled to a benefit from the Retirement Plan if you do not participate in the Retirement Savings Plan for the Organon BioSciences U.S. Affiliates and either

•	you have five years of vesting service* with a Legacy Schering Entity on your Separation Date; or

•	you are at least age 65.

*	Due to the number of terminations since the merger of Merck and Schering-Plough, by law special vesting rules apply. If you are involuntarily terminated, other than for “Misconduct” (as defined in the Retirement Plan) between November 4, 2009 and December 31, 2012, you will be immediately vested.

You will receive a letter from the Retirement Center approximately three to six months following your Separation Date if you are a vested participant in the Retirement Plan. The letter explains your rights under the plan, the dollar amount of your vested benefit and your options for initiating benefits under the plan. You will need to notify the Retirement Center at 866-201-2858 at least 30 days prior to the date you wish to commence your benefit.

If the present value of your Retirement Plan benefit is more than $5,000, your retirement benefit will be payable at your Separation Date or your normal retirement age (age 65) whichever is later. However, you may be eligible to

LSP Rebadged Employees

Effective as of January 1, 2012

Revised as of December 12, 2011

receive your retirement benefit as an early retirement benefit as early as age 55 (which may be reduced in accordance with the terms of the Retirement Plan) to reflect the longer period of time benefits are paid, or you may defer receipt of your benefit until age 65. Retirement benefits generally are paid as a monthly benefit for life, but optional forms of payments are available.

If the present value of your accrued retirement benefit is $5,000 or less, the Retirement Center will send you information and lump-sum payment election forms three to six months following your Separation Date. You will have 90 days from the date your election forms are mailed to return the forms. If the forms are not returned within 90 days, you will receive a lump-sum payment if your benefit is less than $1,000 or, if your benefit is between $1,000 and $5,000, your payment will be rolled over into an Individual Retirement Account (IRA) at Fidelity. The lump-sum payment can be rolled over into an IRA or another eligible qualified retirement plan that accepts rollovers. The lump-sum payment may be subject to federal, state and local income taxes, and if taken prior to age 59  1/2, may be subject to an early withdrawal penalty if not rolled over. Please consult your tax advisor if you are going to receive a distribution under the Retirement Plan.

BEP and SERP

You may also be entitled to a pension benefit from the Benefit Equalization Plan (BEP) and Supplemental Executive Retirement Plan (SERP), if eligible. You will receive information from the Retirement Center shortly after your Separation Date, which will outline the value of your benefits and instructions you must take in order to commence your benefit.

If you are a SERP participant and have a distribution election on file to have your SERP/BEP payment transferred to the Savings Advantage Plan (“SAP”) and distributed to you in annual installments, the transfer will take place as soon as administratively practicable following your Separation Date. Your annual installment payments will generally begin on April 1 following the year you terminate employment.

If you are considered to be a “specified employee” under IRC Section 409A, your BEP or SERP/BEP payment and/or annual installments from the SAP will be delayed for a period of six months following termination of employment.

Retirement Account Plan for the Organon BioSciences U.S. Affiliates (“RAP”)

You are entitled to a benefit from the Retirement Account Plan for the Organon BioSciences U.S. Affiliates if you were a participant in the Akzo Nobel Retirement Plan on January 1, 1998. If eligible, you will receive a letter from the Retirement Center approximately three to six months following your Separation Date. The

LSP Rebadged Employees

Effective as of January 1, 2012

Revised as of December 12, 2011

letter explains your rights under the plan, the dollar amount of your vested benefit and your options for initiating benefits under the plan.

Payments not Compensation for Retirement Plans. Separation Pay is not compensation for purposes of the Retirement Plan, BEP, SERP or RAP. A bonus or the special payment, if any, in lieu of an AIP/EIP bonus paid after your Separation Date is also not compensation for purposes of these plans.

Sales Incentive Plan

If you are a participant in a sales incentive plan of Merck or its subsidiaries, including the Employer, on your Separation Date, your eligibility to be paid a bonus, if any, will be determined under the terms and conditions of the plan in which you are a participant.

Savings Plan

401(k) Savings Plan and Savings Advantage Plan

If you are a participant in the Schering-Plough Employees’ Savings Plan (the “401(k) Savings Plan”) and Savings Advantage Plan (“SAP” and collectively with the 401(k) Savings Plan, the “Savings Plans”), information about your Savings Plans’ accounts will be sent from Fidelity, the Savings Plans’ administrator, approximately two to three weeks following your Separation Date. Please review the information carefully. If you do not receive the information, call Fidelity at 800-666-3725.

401(k) Savings Plan

If the value of your 401(k) Savings Plan account is less than $1,000 upon your Separation Date, you automatically will receive a distribution of your account balance under the plan as soon as practicable following your Separation Date. If your account balance is between $1,000 and $5,000 upon your Separation Date, and you do not elect a lump sum distribution or a rollover within 45 days of your Separation Date, your account will be rolled over into an Individual Retirement Account (IRA) at Fidelity.

If the value of your account is more than $5,000, you may take a distribution of your account balance or defer the funds in the plan until April 1 of the calendar year following the year in which you reach age 70 1/2. Distribution options include a lump-sum payment or installment payments over a period not longer than the combined life expectancy of you and your beneficiary. You also may choose to roll over your account balance into an eligible retirement plan that accepts rollovers or an IRA.

Your distribution may be subject to federal, state and local income taxes and if taken prior to age 59 1/2, a possible early withdrawal penalty if not rolled over.

LSP Rebadged Employees

Effective as of January 1, 2012

Revised as of December 12, 2011

Because you are over age 55 on your Separation Date, the early withdrawal penalty may not apply to you. Please consult your tax advisor if you are going to receive a distribution under the 401(k) Savings Plan.

If you have an outstanding 401(k) Savings Plan loan balance as of your Separation Date, you will have 60 days to repay the balance. If the loan is not repaid within 60 days, the outstanding loan balance will be considered in default and will be treated as a partial distribution subject to taxation and a possible 10% early withdrawal penalty. Please consult your tax advisor.

Savings Advantage Plan (SAP)

If eligible for the SAP, upon termination of employment, you will receive your distribution based on your elections on file. If eligible, you can check your SAP account balance or your current distribution election by contacting Fidelity at 800-666-3725. If you are considered to be a “specified employee” under IRC Section 409A, and you have elected to receive distribution of your account upon termination of employment, your distribution will be delayed for a period of six months following termination of employment.

Retirement Savings Plan for the Organon BioSciences US Affiliates (the “RSP 401k Savings Plan”)

If eligible for the RSP 401k Savings Plan, information about your account will be sent by Fidelity, the RSP 401k Savings Plan administrator, approximately two to three weeks following your Separation Date, If you do not receive the information, call Fidelity at 800-835-5095.

Generally, in order to be vested in the Company Contribution portion of your RSP 401(k) Savings Plan account, you need three years of vesting service. However, due to the number of terminations since the merger of Merck and Schering-Plough, by law special vesting rules apply. If you are involuntarily terminated, other than for “Misconduct” (as defined in the RSP 401(k) Savings Plan) between November 4, 2009 and December 31, 2012, you will be immediately vested in the Company Contribution portion of your account. You are always 100% vested in your contributions and any matching contributions.

If the value of your RSP 401(k) Savings Plan account is less than $1,000 upon your Separation Date, you will automatically receive a lump sum distribution. However, you will first receive information from Fidelity giving you the option to elect wither a rollover distribution or a lump sum payment. If you do not make a timely election Fidelity will then process your lump sum distribution.

If the value of your account is more than $1,000, you may take a distribution of your account balance or defer the funds in the plan until April 1 of the calendar year following the year in which you reach age 70 1/2. You also may choose to

LSP Rebadged Employees

Effective as of January 1, 2012

Revised as of December 12, 2011

roll over your account balance into an eligible retirement plan that accepts rollovers or an IRA.

Your distribution may be subject to federal, state and local income taxes and if taken prior to age 59 1/2, a possible early withdrawal penalty if not rolled over. Because you are over age 55 on your Separation Date, the early withdrawal penalty may not apply to you. Please consult your tax advisor if you are going to receive a distribution under the RSP 401(k) Savings Plan.

If you have an outstanding RSP 401(k) Savings Plan loan balance as of your Separation Date, you will have until the end of the calendar quarter following the calendar quarter in which your Separation Date occurs to repay the balance. If the loan is not repaid in this time period, the outstanding loan balance will be considered in default and will be treated as a partial distribution subject to taxation and a possible 10% early withdrawal penalty. Please consult your tax advisor.

Payments not Compensation for Savings Plans. Any Separation Pay you receive under the Separation Benefits Plan may not be contributed to the Savings Plans or the RSP 410(k) Savings Plan and is not considered eligible compensation for Company Contribution purposes. A bonus or the special payment, if any, in lieu of an AIP/EIP bonus paid after your Separation Date is also not compensation for purposes of these plans.

Shining Performance Program

You have up to 90 days following your Separation Date to redeem any points earned under the Shining Performance Program. You can call Maritz customer service at 800-237-4047 to redeem your points.

Short Term Disability

Subject to applicable state law, your participation in the Short Term Disability Plan (“STD Plan”) ends on your Separation Date. If you are disabled and are receiving income replacement benefits under the STD Plan on your Separation Date, those benefits will continue in accordance with the terms of the plan. However, subject to state law, Separation Pay paid by the Employer under the Separation Benefits Plan will act as an offset from benefits payable under the STD Plan (meaning the STD Plan benefits will be reduced by the Separation Pay). Where state law does not permit such offsets to be made to STD Plan benefits (or where the Employer in its sole and absolute discretion determines it is easier for the Employer to administer), STD Plan benefits will instead act as an offset from Separation Pay paid (or payable) by the Employer under the Separation Benefits Plan (meaning Separation Pay will be reduced by the STD Plan benefits). The amount of the offset will be established by the Employer and

LSP Rebadged Employees

Effective as of January 1, 2012

Revised as of December 12, 2011

will be a good faith estimate of the STD Plan benefits payable to the employee after the employee’s Separation Date.

Vacation Pay/Floating Holidays

If you accept the Negotiated Job Offer (as defined in the Separation Benefits Plan) and the outsource vendor agrees to honor the vacation you have accrued but not used as of your Separation Date, you will not be paid for your accrued unused vacation, unless otherwise required by state law. If you do not accept the Negotiated Job Offer or the outsource vendor does not agree to honor the vacation you have accrued but not used as of your Separation Date, you will be paid for any amount of vacation that you have accrued but not used as of your Separation Date. Conversely, you must reimburse the Employer for any vacation you used prior to your Separation Date that you had not earned as of your Separation Date. Any such amounts to be reimbursed may be deducted from any Separation Pay paid pursuant to the Separation Benefits Plan. You will not be paid for unused vacation days carried over from the calendar year prior to your Separation Date or for floating holidays that are unused as of your Separation Date, unless payment is required under state law.

Vision

Coverage under the Vision Plan ends on the last day of the month in which your Separation Date occurs. You will be given the opportunity to continue this benefit in accordance with COBRA for up to 18 months from your Separation Date by paying the required premiums.

LSP Rebadged Employees

Effective as of January 1, 2012

Revised as of December 12, 2011

* * *

Other Important Information

Parent (or its applicable subsidiary) retains the right (to the extent permitted by law) to amend or terminate the Separation Benefits Plan and any other benefit or plan described in this brochure (or otherwise) at any time and nothing in this Brochure in any way limits that right. However, following a “change in control” of Merck (as defined in the Merck & Co., Inc. Change in Control Separation Benefits Plan, as it may be amended from time to time), certain limitations apply to the ability of Parent (or its applicable subsidiary) to amend or terminate its benefit plans.

Notwithstanding anything in the Separation Program to the contrary, benefits under the Separation Program that are subject to Section 409A of the Internal Revenue Code of 1986, as amended, will be adjusted to avoid the excise tax under Section 409A. Parent or Employer will take any and all steps it determines are necessary, in its sole and absolute discretion, to adjust benefits under the Separation Program to avoid the excise tax under Section 409A, including but not limited to, reducing or eliminating benefits, changing the time or form of payment of benefits, etc.

Payments made on account of separation from service are limited during the six months following the termination of employment of a “Specified Employee” as defined in Treas. Reg. Sec. 1.409A-1(i) or any successor thereto, which in general includes the top 50 employees of a company ranked by compensation. Notwithstanding anything contained in the Separation Program to the contrary, if a Covered Employee is a “Specified Employee” on his or her Separation Date, to the extent required by Section 409A of the Internal Revenue Code of 1986, as amended, no payments will be made during the six-month period following termination of employment. Instead, amounts that would otherwise have been paid during that six-month period will be accumulated and paid, without interest, as soon as administratively feasible following the end of such six-month period after termination of employment.

LSP Rebadged Employees

Effective as of January 1, 2012

Revised as of December 12, 2011

Glossary of Definitions

As used in this document, the following terms have the following meanings.

“Benefit Service” is (i) for Legacy Schering Employees who are not Legacy OBS Employees as defined in the Retirement Plan and (ii) for Legacy OBS Employees as defined in the RSP 401(k) Savings Plan.

“Employer” means individually and collectively, each direct and indirect wholly owned subsidiary of Merck & Co., Inc. excluding each Legacy Merck Entity (as defined in the Separation Benefits Plan) and Inspire Pharmaceuticals, Inc.

“Legacy OBS Employee” means a Legacy Schering Employee who is a participant in the RSP 401(k) Savings Plan.

“Legacy Schering Employee” is as defined in the Separation Benefits Plan.

“Parent” means Merck & Co., Inc.

“Pension Retirement Eligible” means that as of your Separation Date you are a Legacy Schering Employee and as of that date you are at least age 55 with at least 5 years of Benefit Service or you are at least age 65.

“Rebadged Employee” is as defined in the Separation Benefits Plan.

“Retiree Healthcare Bridge Eligible” means that as of your Separation Date you are a Legacy Schering Employee who is a Rebadged Employee who is not Retiree Healthcare Subsidy Eligible and (i) if your Separation Date occurs in 2012 you are at least age 49 with at least 9 years of Benefit Service on your Separation Date, or (ii) if your Separation Date occurs in 2013 you are at least age 50 with at least 10 years of Benefit Service as of December 31 of the year in which your Separation Date occurs, or (iii) if your Separation Date occurs in 2014 you are at least age 51 with at least 10 years of Benefit Service as of December 31 of the year in which your Separation Date occurs, or (iv) if your Separation Date occurs in 2015 or thereafter you are at least age 52 with at least 10 years of Benefit Service as of December 31 of the year in which your Separation Date occurs.

“Retiree Healthcare Commencement Date” means the date your retiree healthcare benefits begin as described in this Brochure.

“Retiree Healthcare Eligible” means collectively Retiree Healthcare Access Eligible and Retiree Healthcare Subsidy Eligible.

“Retiree Healthcare Access Eligible” means that as of your Separation Date you are a Legacy Schering Employee who is at least age 55 and has at least 5 but

LSP Rebadged Employees

Effective as of January 1, 2012

Revised as of December 12, 2011

less than 10 years of Benefit Service. A Separated Retirement Eligible Employee who is Retiree Healthcare Access Eligible on his/her Separation Date is eligible for retiree medical coverage at access rates.

“Retiree Healthcare Subsidy Eligible” means that as of your Separation Date you are a Legacy Schering Employee who is at least age 55 and you have at least 10 years of Benefit Service. A Separated Retirement Eligible Employee who is Retiree Healthcare Subsidy Eligible on his/her Separation Date is eligible for retiree medical coverage at subsidized rates.

“Retirement Plan” means the Retirement Plan for Salaried Employees of MSD

“RSP 401(k) Savings Plan” means the Retirement Savings Plan for the Organon BioSciences US Affiliates.

“Separation Benefits Plan” means the Merck & Co., Inc. US Separation Benefits Plan.

“Separation Date” means a Rebadged Employee’s last day of employment with the Employer.

“Separation Letter” means the letter provided by Parent or the employer that that includes a “Release of Claims” (as defined in the Separation Benefits Plan).

“Separation Letter Return Date” is the date stated in the Separation Letter (or as extended by the Employer at its sole discretion) by which Rebadged Employees must sign and return it to Parent or Employer.

“Separation Pay” is as defined in the Separation Benefits Plan and applicable to Rebadged Employees.

“Separation Plan SPD” means the SPD for the Merck & Co., Inc. US Separation Benefits Plan.

“Separation Program” means the (i) Separation Pay applicable to Rebadged Employees under the Separation Benefits Plan, (ii) provisions described in this Brochure applicable to (A) eligibility for retiree medical benefits at subsidized rates for those who are Retiree Healthcare Bridge Eligible, (B) treatment under Merck’s options, RSUs and PSUs (i) as retired for those who are Pension Retirement Eligible, and (ii) as involuntarily terminated, and (C) payment in lieu of AIP/EIP. A signed Separation Letter is not required for the benefits described in clause ((B).

“SPDs” means summary plan descriptions of various employee benefit plans sponsored by Merck & Co., Inc. or one of its wholly owned subsidiaries.

LSP Rebadged Employees

Effective as of January 1, 2012

Revised as of December 12, 2011